CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of RNC Genter Dividend Income Fund, a series of shares of the Investment Managers Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 31, 2008